FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Corporate Development & Investor Relations
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL DELIVERS PROFIT IMPROVEMENT FOR FOURTH CONSECUTIVE QUARTER

Second Quarter 2016 Highlights

▪	Operating profit more than doubled from $5.4 million to $11.1 million

▪	Operating profit margin increased to 6.6 percent, up 320 basis points

▪	Adjusted operating profit(1) margin improved to 10.3 percent, up 380 basis points

▪	Adjusted segment operating profit(1) margin improved to 13.0 percent, up 400 basis points

▪	Net sales increased from $158.5 million to $167.8 million, up 5.8 percent

▪	Net sales increased 7.1 percent on a constant currency basis(2)

▪	Diluted earnings per share more than tripled from $0.12 to $0.40

▪	Adjusted diluted earnings per share(3) more than doubled to $0.64

▪	Generated operating cash flow greater than net income

▪	Leverage ratio improved to 3.1 times(4) as of June 30, 2016, down from 3.8 times(4) one year ago

Troy, Michigan, August 8, 2016 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, reported strong second quarter earnings, reflecting a continued focus on execution while advancing key financial priorities.
"We capped off our first twelve months as a public company with a strong performance in the second quarter as we saw solid revenue growth, strong margin expansion and a reduction in leverage. Our accomplishments in our first twelve months include nearly doubling operating profit, improving operating margin by 300 basis points, more than doubling net income and reducing our leverage ratio,” said A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global. “We continue to execute against our strategic plan, focusing on our three key financial priorities of increasing operating margins, improving our capital structure and growing our revenues. Our automotive OE and aftermarket channels improved over the prior year with e-Commerce doing particularly well. Our results in the second quarter are indicative of our ability to improve operations in the near term while remaining focused on long term value creation.”

2016 Second Quarter Segment Highlights
Horizon North America. Net sales increased 8.7 percent, with strong volume in e-commerce, automotive aftermarket and automotive original equipment (OE) channels, offset by declines in retail and industrial channels. Operating profit increased $5.2 million to $13.5 million, or 10.6 percent of net sales, due to higher sales, favorable product mix, and lower input costs. Adjusted operating profit(1) increased $7.0 million to $19.4 million, or 15.3 percent of net sales.

Horizon International. Net sales decreased 2.2 percent on a reported basis, but increased 2.7 percent on a constant currency basis(2), driven by strong growth in the OE channel, both in new and existing programs. Operating profit increased $1.0 million to $2.2 million, or 5.3 percent of net sales, as a result of increased volume, productivity initiatives and lower selling costs. Adjusted operating profit(1) increased $0.5 million to $2.4 million, or 5.9 percent of net sales.

Outlook
Guidance issued for the year ended December 31, 2016 remains the same as issued on March 1, 2016:

▪	Net sales growth of 2 to 4 percent on a GAAP basis and 3 to 5 percent on a constant currency basis(5)

▪	Adjusted segment operating profit increasing more than 100 basis points(6)

▪	Net cash conversion greater than 100 percent of net income (operating cash flow as a percent of net income)

"Margin improvement remains our number one priority, and our results in the first half of 2016 reflect our ongoing commitment to achieving a 10.0 percent operating margin. The consolidation of our facilities in Mexico is complete and the integration of the Horizon North America businesses is on track. Our core business model of building strong brands while driving customer value is showing results. Through our focus on lean and productivity, along with specific margin improvements, we achieved a 400 basis point improvement in adjusted segment operating margins," said Zeffiro.
"Our outlook for 2016 remains consistent with our previous guidance. Softening consumer confidence in North America along with signs of inflation has resulted in uncertain global order patterns. We continue to show improvements in our business and execute on our strategic plans as we lay the foundation for our business beyond today and focus on product innovation to strengthen our competitive advantage."

Conference Call Details
Horizon Global will host a conference call regarding second quarter 2016 earnings on Tuesday, August 9, 2016 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 47839715.

The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 47839715. The telephone replay will be available approximately two hours after the end of the call and continue through August 25, 2016.

About Horizon Global
Headquartered in Troy, Michigan, Horizon Global Corporation (NYSE: HZN) is a leading designer, manufacturer and distributor of industry leading high-quality, custom-engineered towing, trailering, cargo management and related accessory products for original equipment, aftermarket and retail channel customers on a global basis. Our mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders. For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
This earnings release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan" or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the spin-off from TriMas Corporation; and other risks that are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to "Company and Business Segment Financial Information," which details certain costs, expenses, other charges, collectively described as ''Special Items,'' that are included in the determination of operating profit under GAAP, but that management would consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(2)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(3)
Appendix I details certain costs, expenses, and other charges, collectively described as ''Special Items,'' that are included in the determination of net income under GAAP, but that management would consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(4)
Appendix III reconciles net income to "Consolidated Bank EBITDA" as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance. Leverage ratio is calculated by dividing “Total Consolidated Indebtedness” by “Consolidated Bank EBITDA”.  “Total Consolidated Indebtedness” is defined as total Company debt less domestic cash.  Domestic cash as of June 30, 2016 and 2015 was $16.1 million and $1.5 million, respectively.

(5)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix V for reconciliation of the Company's 2016 guidance of revenue growth on a constant currency basis to growth on a GAAP basis.

(6)
Excluding "Special Items". Included in Appendix V, "2016 Guidance Reconciliation", this non-GAAP measure has been reconciled to the most comparable GAAP measure. "Special Items" detail certain costs, expenses, and other charges that are included in the determination of operating profit under GAAP, but that management would consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,040	$23,520
Receivables, net	88,540	63,050
Inventories	107,600	119,470
Prepaid expenses and other current assets	6,880	5,120
Total current assets	234,060	211,160
Property and equipment, net	46,430	45,890
Goodwill	5,440	4,410
Other intangibles, net	51,830	56,020
Deferred income taxes	4,760	4,500
Other assets	10,320	9,600
Total assets	$352,840	$331,580
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$12,490	$10,130
Accounts payable	79,760	78,540
Accrued liabilities	40,910	39,820
Total current liabilities	133,160	128,490
Long-term debt	184,280	178,610
Deferred income taxes	2,970	2,910
Other long-term liabilities	18,640	19,570
Total liabilities	339,050	329,580
Commitments and contingent liabilities	—	—
Total shareholders' equity	13,790	2,000
Total liabilities and shareholders' equity	$352,840	$331,580

Horizon Global Corporation
Consolidated Statements of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net sales	$167,760	$158,540	$313,870	$300,900
Cost of sales	(122,050)	(120,790)	(230,550)	(227,850)
Gross profit	45,710	37,750	83,320	73,050
Selling, general and administrative expenses	(31,970)	(30,550)	(61,660)	(62,190)
Impairment of intangible assets	(2,240)	—	(2,240)	—
Net loss on dispositions of property and equipment	(380)	(1,840)	(490)	(1,790)
Operating profit	11,120	5,360	18,930	9,070
Other expense, net:
Interest expense	(4,230)	(120)	(8,500)	(240)
Other expense, net	(560)	(720)	(1,170)	(1,970)
Other expense, net	(4,790)	(840)	(9,670)	(2,210)
Income before income tax credit (expense)	6,330	4,520	9,260	6,860
Income tax credit (expense)	1,000	(2,320)	260	(3,180)
Net income	$7,330	$2,200	$9,520	$3,680
Net income per share:
Basic	$0.40	$0.12	$0.53	$0.20
Diluted	$0.40	$0.12	$0.52	$0.20
Weighted average common shares outstanding:
Basic	18,162,451	18,062,027	18,130,081	18,062,027
Diluted	18,319,068	18,134,475	18,260,246	18,134,475

Horizon Global Corporation
Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Six months ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$9,520	$3,680
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Loss on dispositions of property and equipment	490	1,790
Depreciation	4,990	5,080
Amortization of intangible assets	3,640	3,720
Impairment of intangible assets	2,240	—
Amortization of original issuance discount and debt issuance costs	930
Deferred income taxes	(370)	980
Non-cash compensation expense	1,830	1,270
Increase in receivables	(23,870)	(31,110)
(Increase) decrease in inventories	12,540	(4,140)
Increase in prepaid expenses and other assets	(1,580)	(1,630)
Increase (decrease) in accounts payable and accrued liabilities	(2,680)	12,800
Other, net	(270)	670
Net cash provided by (used for) operating activities	7,410	(6,890)
Cash Flows from Investing Activities:
Capital expenditures	(6,670)	(4,140)
Net proceeds from disposition of property and equipment	240	1,470
Net cash used for investing activities	(6,430)	(2,670)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	36,770	73,100
Repayments of borrowings on credit facilities	(37,280)	(65,410)
Proceeds from Term B Loan, net of issuance costs	—	192,970
Repayments of borrowings on Term B Loan	(5,000)	—
Proceeds from ABL Revolving Debt	81,930	7,720
Repayments of borrowings on ABL Revolving Debt	(71,930)	—
Proceeds from borrowings on Vendor Financing	2,390	—
Net transfers from former parent	—	27,630
Cash dividend paid to former parent	—	(214,500)
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	(260)	—
Net cash provided by financing activities	6,620	21,510
Effect of exchange rate changes on cash	(80)	(620)
Cash and Cash Equivalents:
Increase for the period	7,520	11,330
At beginning of period	23,520	5,720
At end of period	$31,040	$17,050
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,510	$220

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Horizon North America
Net sales	$126,860	$116,710	$235,590	$220,290
Operating profit	$13,470	$8,240	$23,580	$14,140
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$3,630	$2,250	$4,330	$2,470
Loss on software disposal	$—	$1,870	$—	$1,870
Impairment of intangible assets	$2,280	$—	$2,280	$—
Adjusted operating profit	$19,380	$12,360	$30,190	$18,480

Horizon International
Net sales	$40,900	$41,830	$78,280	$80,610
Operating profit	$2,160	$1,210	$4,610	$3,480
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$260	$750	$280	$1,060
Adjusted operating profit	$2,420	$1,960	$4,890	$4,540

Operating Segments
Operating profit	$15,630	$9,450	$28,190	$17,620
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$3,890	$3,000	$4,610	$3,530
Loss on software disposal	$—	$1,870	$—	$1,870
Impairment of intangible assets	$2,280	$—	$2,280	$—
Adjusted operating profit	$21,800	$14,320	$35,080	$23,020

Corporate Expenses
Operating loss	$(4,510)	$(4,090)	$(9,260)	$(8,550)

Total Company
Net sales	$167,760	$158,540	$313,870	$300,900
Operating profit	$11,120	$5,360	$18,930	$9,070
Total Special Items to consider in evaluating operating profit	$6,170	$4,870	$6,890	$5,400
Adjusted operating profit	$17,290	$10,230	$25,820	$14,470

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income, as reported	$7,330	$2,200	$9,520	$3,680
Impact of Special Items to consider in evaluating quality of income:
Severance and business restructuring costs	3,890	3,000	4,610	3,530
Loss on software disposal	—	1,870	—	1,870
Impairment of intangible assets	2,280	—	2,280	—
Tax impact of Special Items	(1,850)	(1,530)	(1,980)	(1,660)
Adjusted net income	$11,650	$5,540	$14,430	$7,420

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Diluted earnings per share, as reported	$0.40	$0.12	$0.52	$0.20
Impact of Special Items to consider in evaluating quality of EPS:
Severance and business restructuring costs	0.21	0.17	0.25	0.19
Loss on software disposal	—	0.10	—	0.10
Impairment of intangible assets	0.13	—	0.13	—
Tax impact of Special Items	(0.10)	(0.08)	(0.11)	(0.09)
Adjusted earnings per share	$0.64	$0.31	$0.79	$0.40
Weighted-average shares outstanding, diluted	18,319,068	18,134,475	18,260,246	18,134,475

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

	Three months ended June 30, 2016			Six months ended June 30, 2016
	Consolidated	Horizon North America	Horizon International	Consolidated	Horizon North America	Horizon International
Revenue growth as reported	5.8%	8.7%	(2.2)%	4.3%	6.9%	(2.9)%
Less: currency impact	(1.3)%	—%	(4.9)%	(2.0)%	—%	(7.6)%
Revenue growth at constant currency	7.1%	8.7%	2.7%	6.3%	6.9%	4.7%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

		Less:	Add:
	Year Ended December 31, 2015	Six Months Ended June 30, 2015	Six Months Ended June 30, 2016	Twelve Months Ended June 30, 2016
Net income	$8,300	$3,680	$9,520	$14,140
Bank stipulated adjustments:
Interest expense, net (as defined)	8,810	240	8,500	17,070
Income tax expense (benefit)	(1,280)	3,180	(260)	(4,720)
Depreciation and amortization	17,080	8,800	8,630	16,910
Non-cash compensation expense(1)	2,530	1,270	1,830	3,090
Other non-cash expenses or losses	11,350	10,930	900	1,320
Non-recurring expenses or costs (as defined)(2)	5,000	3,530	4,250	5,720
Impairment of intangible assets	—	—	2,280	2,280
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	900	330	530	1,100
Consolidated Bank EBITDA, as defined	$52,690	$31,960	$36,180	$56,910

June 30, 2016
Total Consolidated Indebtedness(4)	$178,110
Consolidated Bank EBITDA, as defined	56,910
Actual leverage ratio	3.13 x
Covenant requirement	5.25 x

		Less:	Add:
	Year Ended December 31, 2014	Six Months Ended June 30, 2014	Six Months Ended June 30, 2015	Twelve Months Ended June 30, 2015
Net income	$15,350	$13,200	$3,680	$5,830
Bank stipulated adjustments:
Interest expense, net (as defined)	720	360	240	600
Income tax expense	5,240	4,190	3,180	4,230
Depreciation and amortization	18,930	9,740	8,800	17,990
Non-cash compensation expense(1)	2,660	1,570	1,270	2,360
Other non-cash expenses or losses	15,260	8,620	10,930	17,570
Non-recurring expenses or costs (as defined)(2)	4,440	2,440	3,530	5,530
Acquisition integration costs(3)	90	60	—	30
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	870	320	330	880
Consolidated Bank EBITDA, as defined	$63,560	$40,500	$31,960	$55,020

June 30, 2015
Total Consolidated Indebtedness(4)	$210,370
Consolidated Bank EBITDA, as defined	55,020
Actual leverage ratio	3.82 x
Covenant requirement	5.25 x
______________
(1) Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options. Includes amounts allocated by former parent company.
(2) Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $15 million in aggregate, commencing on or after January 1, 2015.
(3) Costs and expenses arising from the integration of any business acquired not to exceed $7.5 million in any fiscal year $20 million in the aggregate.
(4) "Total Consolidated Indebtedness" refers to the sum of "long-term debt" and "current maturities, long-term debt" less domestic cash of $16.1 million and $1.5 million as of June 30, 2016 and 2015, respectively.

Appendix IV

Horizon Global Corporation
LTM Reconciliation
(Unaudited - dollars in millions)

The following provides a reconciliation of results for the twelve months ended June 30, 2016 and 2015. Any "Special Items" excluded from adjusted results have been identified and all adjusted results have been reconciled to the most comparable GAAP measure below. We believe this information provides inventors useful information when evaluating our Company's performance since the end of the second quarter of 2016 represents our first twelve months as a stand-alone public company.

	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Percentage Change
	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	June 30, 2016
Net Sales	$157.9	$127.6	$142.4	$158.5	$586.4	$153.3	$121.3	$146.1	$167.8	$588.5	0.4%
Less: Currency impact	—	—	—	—	—	(8.7)	(6.6)	(4.1)	(2.0)	(21.4)
Adjusted Net Sales	$157.9	$127.6	$142.4	$158.5	$586.4	$162.0	$127.9	$150.2	$169.8	$609.9	4.0%

Operating profit (loss), as reported	$7.9	$(2.6)	$3.7	$5.4	$14.4	$8.6	$1.9	$7.8	$11.1	$29.4
Special Items to consider in evaluating operating profit (loss):
Severance and business restructuring costs	0.7	1.3	0.5	3.0	5.5	3.1	2.1	0.7	3.9	9.8
Loss on software disposal	—	—	—	1.9	1.9	—	—	—	—	—
Impairment of intangibles assets	—	—	—	—	—	—	—	—	2.3	2.3
Excluding Special Items, operating profit (loss) would have been	$8.6	$(1.3)	$4.2	$10.3	$21.8	$11.7	$4.0	$8.5	$17.3	$41.5	90.4%
Operating profit margin, excluding Special Items	5.4%	(1.0)%	2.9%	6.5%	3.7%	7.6%	3.3%	5.8%	10.3%	7.1%	340 bps

Net income (loss), as reported	$5.2	$(3.1)	$1.5	$2.2	$5.8	$6.3	$(1.7)	$2.2	$7.3	$14.1	143.1%
Special Items to consider in evaluating net income (loss) (net of taxes):
Severance and business restructuring costs	0.6	0.9	0.4	2.2	4.1	2.7	1.7	0.6	—	5.0
Loss on software disposal	—	—	—	1.2	1.2	—	—	—	2.3	2.3
Impairment of intangibles assets	—	—	—		—	—	—	—	(1.9)	(1.9)
Excluding Special Items, net income (loss) would have been	$5.8	$(2.2)	$1.9	$5.6	$11.1	$9.0	$—	$2.8	$7.7	$19.5	75.7%

Appendix V

Horizon Global Corporation
2016 Guidance Reconciliation
(Unaudited - dollars in millions)

	Twelve months ending on December 31, 2016	Twelve months ended December 31, 2015	Change
Operating Profit Margin	5.1%	3.4%
Less: Corporate Expenses	(3.2)%	(3.2)%
Segment Operating Profit Margin, as reported	8.3%	6.6%
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	0.8%	1.5%
Loss on software disposal	—%	0.3%
Impairment of intangible assets	0.4%	—%
Adjusted Segment Operating Profit Margin	9.5%	8.4%	110	bps

Twelve months ending on December 31, 2016
Revenue growth	2 - 4%
Less: currency impact	(1 - 2) %
Revenue growth at constant currency	3 - 5%